BY-LAWS

                                       of

                             SMITHFIELD FOODS, INC.

                        [Amended as of July 12, 1996]

                                   ARTICLE I

                                  STOCKHOLDERS

        Section 1. Annual Meeting. A meeting of stockholders of the corporation shall be held annually either at the principal office of the company in the State of Virginia, or at such other place within or without the State of Virginia, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting. The time and place of the meeting shall be fixed from time to time by the Board of Directors and if no such time and place be so fixed, the annual meeting shall be held at two o'clock in the afternoon on the first Wednesday in June of each year for the purpose of electing Directors and for the transaction of such other business as may be brought before the meeting.

        Written notice of the annual meeting shall be mailed at least ten days prior to the meeting to each stockholder of record at his address as the same appears on the record of shareholders of the company.

        Section 2. Special Meetings. Special meetings of the stockholders of the corporation may be held either at the principal office of the corporation in the State of Virginia, or at such other place within or without the State of Virginia, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting, and may be called by the Board of Directors of the corporation, by the Executive Committee of such Board, by the President or by the Chairman of the Board.

        Written notice of each special meeting, stating the day, hour and place thereof, and the general terms of the business to be transacted thereat, shall be mailed at least ten days prior to the meeting to each stockholder of record at his address as the same appears in the record of shareholders of the corporation.

        Section 3. Quorum. At any meeting of the stockholders, the holders of a majority of the issued and outstanding stock of the corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If there be less than a quorum, the holders of a majority of the stock present or represented may adjourn the meeting from time to time.

        Section 4. Voting. At any meeting of the stockholders every owner of shares entitled to vote may vote, in person or by proxy, and shall have one vote for each such share standing in his name on the transfer books of the corporation as of the record date. At all elections of directors the voting shall be by ballot, and the Board of Directors or, if the Board shall not have acted, the Chairman presiding at any meeting of stockholders, shall have power to appoint two or more persons to act as election inspectors to receive, canvass, and report the votes cast for such purpose by the stockholders at such meeting; however, no candidate for the office of director shall be appointed as inspector at any meeting for the election of directors.

        Section 5. Presiding Officer. The President, or in his absence, the Executive Vice President or other officer of the corporation shall preside at all meetings of the stockholders, unless the Board of Directors appoints another stockholder who accepts the appointment to act as Chairman of the meeting.

        Section 6. Secretarial Officer. The Secretary of the corporation shall act as secretary of all meetings of the stockholders unless the Chairman appoints another stockholder who accepts the appointment to act as secretary of the meeting.

                                   ARTICLE II
                                   DIRECTORS

        Section 1. Function. The property, business, and affairs of the corporation shall be managed and controlled by its Board of Directors.

        Section 2. Number, Term and Qualification. The Board of Directors shall consist of no less than three (3) nor more than seventeen (17) members, the precise number to be determined from time to time by the affirmative vote of not less than a majority of the directors at a meeting where a quorum is present. Each director shall hold office until his death, resignation, retirement, removal, disqualification or until his successor is elected and qualified. Directors need not be residents of the State of Delaware or shareholders of the corporation. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as a director at an annual or special meeting of stockholders only if written notice of such stockholder's intent to make such nomination has been given, either by personal delivery to the Secretary of the corporation not later than the close of business on the tenth day following the date on which notice of such meeting is first mailed to stockholders or by United States mail, postage prepaid, to the Secretary of the corporation postmarked not later than the tenth day following the date on which notice of such meeting is first mailed to stockholders. Each notice required by this section shall set forth: (1) the name and address of the stockholder who intends to make the nomination; (2) the name, address and principal occupation of each proposed nominee; (3) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (4) the consent of each proposed nominee to serve as a director of the corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        Section 3. Vacancies. Whenever a vacancy occurs on the Board of Directors, by reason of death, resignation, retirement, removal, disqualification, increase in the number of directors or otherwise, it may be filled by a majority of the remaining directors, though less than a quorum, until the next Annual Meeting of the stockholders.

        Section 4. Meetings of the Board. The organizational meeting of the Board of Directors shall be held in each year after the adjournment of the annual stockholders' meeting and on the same day. If a quorum of directors be not present on the day appointed for the organizational meeting, the meeting shall be adjourned to some convenient day. No notice need be given of the organizational meeting of the Board.

        Meetings of the Board of Directors shall be held at such place within or outside the State of Virginia as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board, and no notice need be given of such regular meetings. Special meetings of the Board may be held at any time upon the call of the President or the Chairman of the Board or not less than one-third of the directors then in office by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than three days before such meeting. Special meetings may be held without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after the meeting.

        Section 5. Quorum. At meetings of the Board of Directors, the Chairman of the Board, the President or a designated Vice President shall preside. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, and adjourned, without further notice. The act of a majority of directors present at a meeting where a quorum is present shall be the act of the Board of Directors.

        Section 6. Action Without a Meeting. Any action of the Board of Directors may be taken without a meeting if written consent to the action to be taken signed by all the members of the Board is filed in the Minute Book of the Corporation prior to the taking of such action.

        Section 7. Compensation. In addition to reimbursement of his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the corporation, each director as such, and as a member of the Executive Committee or of any other committee of the Board, shall be entitled to receive such remuneration as may be fixed from time to time by the Board of Directors, in the form of either fees for attendance at meetings of the Board and committees thereof, or of payment at the rate of a fixed sum per month, or a combination of both methods of payment; but no director who receives a salary as an officer of the corporation shall receive any additional remuneration as a director or member of any committee of the Board.

                                  ARTICLE III
                                   COMMITTEES

        Section 1. Executive Committee; Other Committees. The Board of Directors may, by resolution adopted by a vote of a majority of the directors, designate three (3) or more of their number, including in each case, the President, as an Executive Committee. While the Board of Directors is not in session, the Executive Committee, if there then be such a committee, shall have and may exercise the authority of the Board of Directors in the management of the business and affairs of the corporation other than those of corporate policy and subject to the other restrictions hereinafter set out and further subject to such limitations as the Board may from time to time impose. In no event shall the Executive Committee or any other committee, have authority to approve an amendment to the Certificate of Incorporation, or to approve a plan of merger consolidation, or to amend these By-Laws, or to elect officers or fix their compensation. The Executive Committee shall have the power to authorize the seal of the corporation to be affixed to all papers which may require it.

        In addition to an Executive Committee, the Board of Directors may, by resolution of a majority of the directors present at any meeting at which a quorum is present, designate other committees of limited authority, each such committee to consist of three
(3) or more directors.

        Unless the Board of Directors by resolution otherwise provide, the Executive Committee and each other committee shall choose its own chairman and secretary. The Executive Committee and each other committee shall record all its acts and proceedings and report the same from time to time to the Board of Directors.

        Regular meetings of any such committee, of which no notice shall be necessary, may be held at such time and in such place as shall be fixed by a majority of the committee. Special meetings of any such committee may be called at the request of any member of any such committee. Notice of each special meeting of such a committee shall be given by the person calling the same as provided by these By-Laws for special meetings of the full Board. Notice of any such meetings may be waived as provided by these By-Laws in the case of meetings of the full Board.

        A majority of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the committee. Members of any such committee shall only act as a committee and the individual members shall have no power as such.

        The Board of Directors shall have the power at any time to change the members of, fill vacancies in, and discharge any such committee, either with or without cause. The appointment of any director to any such committee, if not sooner terminated, shall automatically terminate upon the expiration of his term as a director or upon the earlier cessation of his membership on the Board of Directors.

        Section 2. Records. All actions by any committee shall be reported to the Board of Directors at a meeting succeeding such action and recorded as a part of the minutes of said meeting. All such actions shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by such revision or alteration.

                                   ARTICLE IV
                                    OFFICERS

        Section 1. Election. The Board of Directors may elect from its own number a Chairman of the Board and shall elect from its own number a President of the corporation. In addition, the Board shall elect a Treasurer and a Secretary, and may elect an Executive Vice President and one or more Vice Presidents and such other officers or assistant officers as in its opinion are desirable for the conduct of the business of the corporation.

        Section 2. Removal. Any officer of the corporation shall be subject to removal at any time by affirmative vote of a majority of the whole Board of Directors. Any agent, or employee, other than officers appointed by the Board of Directors, shall hold office at the discretion of the officer appointing them. In its discretion, the Board of Directors may leave any office unfilled, excepting the office of President, Treasurer, and Secretary, which shall be filled in the event of vacancy as soon as practicable.

        Section 3. Chairman of the Board. The Chairman of the Board of Directors, if elected, or failing his election, the President, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

        Section 4. President. The President shall be the chief executive and administrative officer of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, if any, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the corporation and over its several officers. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-Laws. He, or his designee, shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of the stockholders of any corporation in which the corporation may hold stock, and may exercise on behalf of the corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of the corporation in connection with the exercise by the corporation of the rights and powers incident to the ownership of such stock. He may appoint agents and employees, other than those elected by the Board of Directors. He may sign, execute and deliver in the name of the corporation powers of attorney, contracts, bonds, notes, corporate obligations and other documents. He may perform personally and upon his own initiative any duties assigned to or normally performed by any other officer pursuant to the By-Laws or act of the Board of Directors.

        Section 5. Executive Vice President. The Executive Vice President, subject to the direction of the President, shall have such powers and pursuant thereto may perform the duties of the President in his absence or disability. The Executive Vice President shall perform such other duties as may be prescribed from time to time.

        Section 6. Vice Presidents. The Vice Presidents, subject to the direction of the President, shall have such powers and perform such duties as may be prescribed from time to time. In the absence or disability of the President and the Executive Vice President, the Vice President designated by the Board so to do shall perform the duties and exercise the powers of the President.

        Section 7. Treasurer. The Treasurer, subject to the direction of the President, shall have general responsibility for and custody of the books of account and all funds and securities of the corporation and have general supervision of the collection and disbursement of funds of the corporation. If so required, he shall give bond for the faithful performance of his duties in such sum and with such surety as shall be approved by the Board of Directors or the President. He shall perform such other duties as may be prescribed from time to time.

        Section 8. Secretary. The Secretary, subject to the direction of the President, shall have general responsibility for and custody of the minutes of all meetings of the stockholders and of the Board of Directors and of all committees appointed by the Board. He shall have general responsibility for and custody of the corporate seal, the transfer books, and other records and documents of the corporation not pertaining to the performance of duties vested in other officers. He shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of all committees appointed by the Board of Directors. He shall perform such other duties as may be prescribed from time to time.

        Section 9. Vacancies. In case any office shall become vacant, the Board of Directors shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors or the President may delegate the powers or duties of any officer to another officer or a director for the time being.

                                   ARTICLE V
                                 CAPITAL STOCK

        Section 1. Form. Certificates for stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If certificates are signed by a Transfer Agent, acting in behalf of the corporation, and a Registrar, the signatures of the officers of the corporation may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any certificate shall cease to be such officer for any reason before the certificate has been delivered by the corporation, such certificate may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

        Section 2. Transfer Agents and Registrars. The Board of Directors shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that such stock certificates be countersigned and registered by one or more of such Transfer Agents and Registrars.

        Section 3. Transfers. Shares of stock of the corporation shall be transferable on the transfer books of the corporation only by the holder of record thereof in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

        Section 4. Transfer Books. The Board of Directors may fix in advance a date not less than ten nor more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the date of allotment of rights of the date when any change or conversion or exchange of stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights in respect to any such dividend, or allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any stock on the transfer books of the corporation after any such record date.

        Section 5. Lost Certificates. In case any certificate for the stock of the corporation shall be lost, stolen or destroyed, the corporation may require such proof of the fact and such indemnity to be given to it and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by the Board of Directors.

        Section 6. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise specifically provided by law.

        Section 7. Inspection. The transfer books shall be open for at least three business hours each business day for inspection by any judgment creditor of the corporation or any person who shall have been for at least six (6) months immediately preceding his demand a record holder of not less than one percent (1%) of the outstanding shares of the corporation, or by any officer, director, or any committee or person holding or authorized in writing by the holders of at least five percent (5%) of all the outstanding shares of the corporation. Persons so entitled to inspect the transfer books may make extracts therefrom. This right of inspection shall not extend to any person who has used or proposes to use the information so obtained otherwise than to protect his interest in the corporation, or has within two (2) years sold or offered for sale any list of stockholders of the corporation or any other corporation, or has aided or abetted any person in procuring any stock list for any such purpose.

                                   ARTICLE VI
                                 MISCELLANEOUS

        Section 1. Fiscal Year. The Board of Directors shall have power to fix and to change the fiscal year of the corporation. Unless otherwise determined by the Board, the corporation's fiscal year shall be the 52 or 53 week period which ends on the Sunday nearest to April 30.

        Section 2. Waiver of Notice. Any notice required to be given under the provisions of these By-Laws or otherwise may be waived before, at or after the meeting by the stockholder, director, or officer to whom such notice is required to be given.

        Section 3. Seal. The corporate seal shall have the name of the corporation and the word "seal" inscribed thereon, and may be engraved, printed, impressed or drawn in facsimile upon any document where appropriate.

        Section 4. Amendments. The Board of Directors shall have the power to add any provisions or to alter or repeal any provision of these By-Laws by vote of a majority of all of the directors present and voting at any duly constituted meeting of the Board, if a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of the Board. The stockholders may take similar actions with respect to these By-Laws by the vote of a majority of the stockholders present and voting at any duly constituted meeting, if a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of stockholders.

        Section 5. Liability. No person shall be liable to the corporation for loss or damage suffered by it on account of any action taken or omitted to be taken by him in good faith as an officer of the corporation, or of any other corporation which he serves as an officer at the request of the corporation, if such person (a) exercised and used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (b) took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by officers or employees of the corporation which he had reasonable grounds to believe. The liabilities of directors of the corporation for action taken or omitted to be taken by them in their capacity as such shall be governed by the relevant provisions of the Certificate of Incorporation of the corporation, and to the extent consistent therewith, by these ByLaws. The foregoing shall not be exclusive of other rights and defenses to which he may be entitled as a matter of law.

        Section 6. Indemnification and Advancement of Expenses. The corporation shall indemnify, and shall make advance payment of litigation expenses to, in each case to the fullest extent permitted by law, any person made, or threatened to be made, a party to any pending, threatened or completed action, suit or proceeding (whether civil, criminal, administrative, arbitrative or investigative) by reason of the fact that he, his testator, or intestate is or was a director, officer or employee of the corporation.